Press Information
Exhibit 99.02
Monday, March 17, 2008
PHILIPS ANNOUNCES COMPLETION OF RESPIRONICS ACQUISITION
Amsterdam, The Netherlands and Murrysville, Pennsylvania, USA — Royal Philips Electronics (NYSE:PHG, AEX:PHI) (“Philips”) and Respironics, Inc. (NASDAQ:RESP) (“Respironics”) today announced that Philips has completed the acquisition of Respironics through the merger of its indirect wholly owned subsidiary with and into Respironics. As a result of the merger, Respironics has become an indirect wholly owned subsidiary of Philips.
As of March 10, 2008, Respironics’ financial results will be accounted for in the financial results of Philips Healthcare.
With the completion of the Respironics acquisition, Philips has rounded off an active period of acquisitions in its Philips Healthcare sector. In addition to Respironics, Philips Healthcare has also recently completed the acquisitions of clinical IT companies VISICU Inc. and Emergin, Inc. As a result, Philips provisionally anticipates acquisition and integration charges related to the Respironics, Visicu and Emergin acquisitions of approximately EUR 200 million for 2008, of which approximately EUR 100 million is expected to impact Philips’ 2008 EBITA. Philips expects to book approximately EUR 40 million of the acquisition and integration charges in the first quarter of 2008, of which approximately EUR 25 million will impact Philips’ first quarter 2008 EBITA.
Respironics has requested that NASDAQ file a Form 25 with the United States Securities and Exchange Commission causing the delisting of Respironics’ common stock from NASDAQ and the deregistration of its common stock under the United States federal securities laws.
For further information, please contact:
Joon Knapen
Philips Corporate Communications
Tel: +31 20 59 77477
Email: joon.knapen@philips.com
Andre Manning
Philips Healthcare
Tel: +1 646 508 4545
Email: andre.manning@philips.com
Dan Bevevino
Vice President & CFO, Respironics
Tel: +1 724 387 5235
Maryellen Bizzack
Director, Marketing & Communications, Respironics
Tel: +1 724 387 5006
About Royal Philips Electronics
Royal Philips Electronics of the Netherlands (NYSE: PHG, AEX: PHI) is a global leader in healthcare, lighting and consumer lifestyle, delivering people-centric, innovative products, services and solutions through the brand promise of “sense and simplicity”. Headquartered in the Netherlands, Philips employs approximately 123,800 employees in more than 60 countries worldwide. With sales of EUR 27 billion in 2007, the company is a market leader in medical diagnostic imaging and patient monitoring systems, energy efficient lighting solutions, as well as lifestyle solutions for personal wellbeing. News from Philips is located at www.philips.com/newscenter.
About Respironics
Respironics is a leading developer, manufacturer and distributor of innovative products and programs that serve the global sleep and respiratory markets. Focusing on emerging market needs, Respironics is committed to providing valued solutions to help improve outcomes for patients, clinicians and healthcare providers. Respironics markets its products in 141 countries and employs over 5,300 associates worldwide. Further information can be found on Respironics’ Web site: www.respironics.com.
Forward-looking statements
This release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Philips and certain of the plans and objectives of Philips with respect to these items. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements in this announcement are based upon information known to Philips on the date of this announcement. Philips undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.